UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-15224	84-0969445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7334 So. Alton Way, Suite F, Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                (303)267-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On November 13, 2007, Advance Display Technologies, Inc. (the “Company”) entered into a Subscription Agreement with Mr. Lawrence F. DeGeorge, a director of the Company, whereby Mr. DeGeorge agreed to purchase an additional 13,475 shares of the Company’s Series G Preferred Stock at a price of $90.00 per share for a further capital commitment of $1,212,750.

The Series G Preferred Stock has not been registered under the Securities Act of 1933, and the Agreement does not require the Company to file a registration statement for the shares of Series G Preferred Stock sold.  The shares of Series G Preferred Stock are offered and sold to Mr. DeGeorge in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933.  Mr. DeGeorge is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 3.02                      Unregistered Sales of Equity Securities

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 3.02.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 13, 2007, the Board of Directors of the Company authorized an increase in the authorized number of shares of the Company’s Series G Preferred Stock from 50,000 to 54,180.  On November 19, 2007, an Amendment to the Certificate of Designation of the Series G Preferred Stock of the Company was filed with the office of the Colorado Secretary of State to amend the Company’s Articles of Incorporation to note such increase.

Item 9.01  Financial Statements And Exhibits

(d)  Exhibits.

Exhibit Number                                                                Description of Document

3.1	Amendment to the Certificate of Designation of the Series G Preferred Stock of the Company filed herewith.

4.1	Subscription Agreement between the Company and Mr. Lawrence F. DeGeorge dated November 13, 2007, filed as Exhibit 4.1 to the Company’s Form 10-QSB dated November 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE DISPLAY TECHNOLOGIES, INC. (Registrant)
Date: November 19, 2007	By: /s/ Matthew W. Shankle Matthew W. Shankle, President

Exhibit Index

Exhibit Number                                                                Description of Document

3.1	Amendment to the Certificate of Designation of the Series G Preferred Stock of the Company.